[ING Letterhead]                                                 EXHIBIT (d)(13)



Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602


                                           May 24, 2002


           Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, amended November 2, 2001 and February 26, 2002 between ING Pilgrim Investments, LLC (which merged into ING Investments, LLC as of March 1, 2002) and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund IV, a newly established series of Pilgrim Equity Trust (renamed ING Equity Trust as of March 1, 2002), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund IV" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for the series, is attached hereto.

           Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to ING Principal Protection Fund IV by signing below.

                                           Very sincerely,



                                           Michael J. Roland
                                           Executive Vice President
                                           ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By___________________________
       Mary Ann Fernandez
       Senior Vice President

                              AMENDED AND RESTATED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                              SUB-ADVISER AGREEMENT
                 DATED MAY 9, 2001 AND AMENDED NOVEMBER 2, 2001

                                     BETWEEN

                         ING PILGRIM INVESTMENTS, LLC*
                                       AND
                       AELTUS INVESTMENT MANAGEMENT, INC.

                             EFFECTIVE MAY 24, 2002

                       ANNUAL INVESTMENT
SERIES                  MANAGEMENT FEE           APPROVED BY BOARD      REAPPROVAL DATE
------                  --------------           -----------------      ---------------
ING Principal       Offering Phase     0.125%    May 9, 2001            May 9, 2003
Protection Fund     Guarantee Period    0.40%
                    Index Plus
                    LargeCap Period     0.30%

ING Principal       Offering Phase     0.125%    November 2, 2001       September 1, 2003
Protection Fund II  Guarantee Period    0.40%
                    Index Plus
                    LargeCap Period     0.30%

ING Principal       Offering Phase     0.125%    February 26, 2002      September 1, 2003
Protection          Guarantee Period    0.40%
Fund III            Index Plus
                    LargeCap Period     0.30%

ING Principal       Offering Phase     0.125%    May 24, 2002           September 1, 2003
Protection          Guarantee Period    0.40%
Fund IV**           Index Plus
                    LargeCap Period     0.30%

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*   Merged into ING Investments, LLC as of March 1, 2002.

** This Amended and Restated Schedule A will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.